Exhibit 10.6

CLIFFORD CHANCE LLP 高伟绅律师事务所

EXECUTION VERSION

AMTD INTERNATIONAL INC. (THE “COMPANY”)

INSTRUMENT CONSTITUTING WARRANTS

TO SUBSCRIBE FOR SHARES IN THE COMPANY

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THIS INSTRUMENT is entered into by way of a deed poll on 8 March 2019

BY:

AMTD INTERNATIONAL INC., a company incorporated under the laws of the Cayman Islands, whose registered office is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand  Cayman, KY1-1111, Cayman Islands (the “Company”).

THIS INSTRUMENT WITNESSES as follows:

1.                                INTERPRETATION

1.1                         In this Instrument:

“Affiliate” means, in relation to a person, any other person which, directly or indirectly, Controls, is Controlled by or is under the common Control of the first mentioned person.

“Agent” means the Company, or an agent as may be appointed by the Company from time to time for the purposes of maintaining the Register whose identity shall be notified by the Company in writing to the Warrant Holder(s).

“Applicable Laws” means, as to any Person, any law, statute, rule, regulation, notice, order, policy, or determination of an arbitrator or a court or other Government Authority or stock exchange that is applicable or binding upon such Person or any of its properties.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the PRC, Cayman Islands, New York and Hong Kong.

“Company Bank Account” means the bank account, the details of which are:

Name of Beneficiary:	AMTD Group Company Limited

Address of Beneficiary:	23/F - 25/F Nexxus Building, 41 Connaught Road Central, Hong Kong

Name of Bank:	Hongkong and Shanghai Bank Corporation

Address of Bank:	Central GPO Box 64 Hong Kong

Location of Bank:	Hong Kong

Bank Account Number:

SWIFT code:	HSBCHKHHHKH

or such bank account as shall be notified by the Company to the Warrant Holder(s) from time to time with at least 5 Business Days’ notice.

“Control” means, in relation to any Person:

(a)                           the ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person; or

(b)                           the power to direct the management or policies of such Person, whether through the ownership of more than 50% of the voting rights of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise, and references to “Controlled” or “Controlling” shall be construed accordingly.

“Encumbrance” means any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, security interest, options, rights of first refusal and any other encumbrance or condition whatsoever.

“Exercise Date” has the meaning given to it in Clause 4.3.1 (Procedure for exercise).

“Exercise Notice” means a notice in the form, or substantially in the form, set out in the first schedule to a Warrant Certificate.

“Exercise Price” means face value of the Warrants to be exercised, payable by the Warrant Holder to the Company in cash.

“Exercising Warrant Holder” has the meaning given to it in Clause 4.3.1 (Procedure for exercise).

“Fully Diluted Share Capital” means, as at the relevant time, the aggregate of all Shares in issue or issuable upon exercise of any outstanding option, warrant or convertible rights (whether or not conditional or contingent and assuming full performance of any performance-linked rights), and, for the avoidance of doubt, including the dilutive effect caused by any new issue of Shares pursuant to the IPO on the Listing Date.

“Government Authority” means any national, provincial, municipal, city or local government or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

“Group” means the Company and its Subsidiaries from time to time.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.

“IPO” means an initial public offering (being the first primary offer) of the Shares of the Company on the Stock Exchange or pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that:

(a)                           such initial public offering is sponsored by a US global investment bank;

(b)                           the cash proceeds from new issuance of Shares by the Company (net of underwriting discounts and commissions, fees and expenses) as part of such initial public offering;

(c)                            the minimum number of public shareholders purchasing shares of the Company in such initial public offering shall satisfy the requirements prescribed by the Stock Exchange; and

(d)                           the Stock Exchange has granted approval for the listing of, and permission to deal in, the Shares in connection with such initial public offering,

and any reference in this Instrument to the “occurrence of an IPO” or other terms having a similar effect shall mean the commencement of dealing of the Shares in the manner set forth above of the Company on the Stock Exchange;

“IPO Notice” has the meaning given to it in Clause 5.1 (Notices of IPO).

“Lapse Date” means the date falling eighteen (18) months after the date of this Instrument or such other date as shall be agreed between the Company and the relevant Warrant Holder.

“Listing Date” means the date of closing the IPO.

“Listing Rules” means the applicable rules, regulations and conditions of the NYSE and NASDAQ for the listing of securities or the equivalent in any other Stock Exchange.

“Majority Warrant Holders’ Consent” means the consent in writing of the Warrant Holders holding outstanding Warrants having an aggregate face value of over 50% of the aggregate face value of all outstanding Warrants.

“NASDAQ” means The Nasdaq Stock Market.

“NYSE” means The New York Stock Exchange.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Government Authority or other entity of any kind, and shall include any legal personal representatives, successor (by merger or otherwise) and permitted assigns of such entity.

“Physical Settlement” has the meaning given to it in Clause 4.3.1(a).

“Physical Settlement Face Value” has the meaning given to it in Clause 4.3.1(a).

“PRC” means the People’s Republic of China (excluding for the purposes of this Instrument, Hong Kong, Macau and Taiwan).

“Proceedings” has the meaning given to it in Clause 17.3 (Service of proceedings).

“Register” means the register of Warrant Holders required to be maintained by the Agent pursuant to Schedule 3 (Register, Transfers and Notices).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means all the ordinary shares in the share capital of the Company from time to time (including any American depository share(s) referring to any such ordinary shares from time to time).

“Specified Office” means Cricket Square, Hutchins Drive, P.O. Box 2681, Grand  Cayman, KY1-1111, Cayman Islands.

“Stock Exchange” means NYSE, NASDAQ or any other international stock exchange approved by the Warrant Holders through Majority Warrant Holders’ Consent.

“Subscription Right” means the right of the Warrant Holders to subscribe for Warrant Shares from the Company upon exercise of the Warrants, on the terms and subject to the conditions of this Instrument.

“Subscription Warrants” has the meaning given to it in Clause 2.1 (Issue of Warrants).

“Subsidiary” means in relation to any company, corporation or entity, a company, corporation or entity:

(a)                           which is Controlled, directly or indirectly, by the first mentioned company, corporation or entity;

(b)                           more than half the issued share capital, registered capital or equity interest of which is beneficially owned, directly or indirectly by the first mentioned company, corporation or entity; or

(c)                            which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity.

Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Instrument shall refer to a Subsidiary or Subsidiaries of the Company.

“Surrender Date” has the meaning given to it in Clause 11.3.

“Surrender Notice” has the meaning given to it in Clause 11.3.3.

“Surrender Shares” has the meaning given to it in Clause 11.2.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the earlier of:

(a)                                       the Listing Date; and

(b)                                       the Lapse Date.

“US$” means United States dollars, the lawful currency of the United States of America.

“Warrant Certificate” means a certificate in the form, or substantially in the form, set out in Schedule 2 (Form of Warrant Certificate).

“Warrant Exercise Period” has the meaning given to it in Clause 4.1.1.

“Warrant Holders” means the Persons in whose names the Warrants are registered from time to time as evidenced by the Register, and a “Warrant Holder” means any one of them. As at the date of this Instrument, the Warrant Holders are the Persons whose names are set out in Schedule 1.

“Warrant Shares” has the meaning given to it in Clause 4.4.1(a).

“Warrants” means the warrants with the Subscription Right to subscribe for Warrant Shares from the Company pursuant to this Instrument.

1.2                         The headings in this Instrument do not affect its interpretation.

1.3                         In this Instrument, a reference to:

1.3.1                          a Clause, paragraph or Schedule, unless specifically provided otherwise, is a reference to a clause or paragraph of, or schedule to, this Instrument;

1.3.2                          a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time after the date of this Instrument and any subordinate legislation made or other thing done under the statutory provision after the date of this Instrument;

1.3.3                          the singular includes the plural and vice versa (unless the context requires otherwise);

1.3.4                          words incorporating one gender shall include each gender;

1.3.5                          “parties” means the Company and the Warrant Holders and a “party” shall be construed accordingly; and

1.3.6                          the Agent, any Warrant Holder or the Company shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

1.4                         The Schedules to this Instrument form part of it and shall have the same force and effect as if expressly set out in the body of this Instrument.

1.5                         Unless a contrary indication appears, any reference in this Instrument to a time of day is a reference to New York time.

2.                                CONSTITUTION AND FORM OF WARRANTS

2.1                         Issue of Warrants

The Company hereby creates and issues with effect from the date of this Instrument to each Person whose name is set out in Part I of Schedule 1 (Warrants), Warrants with an aggregate face value of US$10,000,000 (“Subscription Warrants”), which confer the right (but not the obligation) to subscribe for up to an aggregate number of Warrant Shares on the terms and subject to the conditions set out in this Instrument and with such other rights as set out in this Instrument.

2.2                         Undertakings

The Company undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to use all commercial reasonable efforts do all such things and execute all such documents necessary in order to give effect to the Subscription Right and such other rights hereunder conferred on the Warrant Holders in accordance with the terms of this Instrument.

2.3                         Binding effect

The Warrants are issued on the terms and conditions of this Instrument, which are binding upon the Company and each Warrant Holder and all Persons claiming through or under any of them.

2.4                         Requirements concerning transfers

The requirements concerning the transfer of a Warrant contained in these Conditions may not be changed by the Company without the Majority Warrant Holders’ Consent.

3.                                REGISTER, WARRANT CERTIFICATES AND DESIGNATION

3.1                         Register

The Company shall maintain, or appoint the Agent to maintain on behalf of the Company, the Register in accordance with the provisions of paragraph 1 of Schedule 3  (Register, Transfers and Notices) and shall ensure that the Agent shall comply with the provisions of Schedule 3 (Register, Transfers and Notices) and this Instrument.

3.2                         Warrant Certificates

The Company shall, on the date of this Agreement, issue to each Warrant Holder a Warrant Certificate representing its entitlement to the Subscription Warrants.

4.                                SUBSCRIPTION RIGHT AND MECHANICS OF EXERCISE

4.1                         Subscription Right

4.1.1                          Subject to the terms and conditions of this Instrument, the Subscription Right with respect to any portion of the face value of the Warrants may be exercised by the Warrant Holders at any time during the period from the date of this Agreement until and including the date falling 10 days before filing or submission of a public registration statement under the US Securities Act of 1933, as amended to the Stock Exchange for an IPO (such period being the “Warrant Exercise Period”), and pursuant to such exercise, the Warrants Holders will receive the Warrant Shares, provided that all unexercised portions of the Warrants will lapse on the Termination Date.

4.1.2                          A Warrant Holder may exercise its Subscription Right, in full or in part, in respect of any portion of the face value of the Warrants in accordance with the terms of this Instrument.

4.1.3                          A Warrant Holder may exercise its Subscription Right, in full or in part, in accordance with the terms of this Instrument.

4.1.4                          For the avoidance of doubt, each Warrant Holder shall have an independent right to exercise its Subscription Right under this Clause 4. The exercise or non-exercise of its Subscription Right by any Warrant Holder shall not affect the right of any other Warrant Holder to exercise or refrain from exercising its Subscription Right.

4.2                         Exercise price

4.2.1                          Upon exercise of the Subscription Right attaching to the Warrants and subject to the conditions provided in this Instrument, a Warrant Holder is obliged to subscribe from the Company at the Exercise Price, and the Company is obliged to issue and allot to such Warrant Holder free and clear of all Encumbrances, the number of Warrant Shares as determined in accordance with Clause 4.4.1(a).

4.3                         Exercise Notice

4.3.1                          As a condition to each exercise of its Subscription Right, on any date falling within the Warrant Exercise Period (such date being the “Exercise Date”), a Warrant Holder (an “Exercising Warrant Holder”) shall submit to the Company:

(a)                   a completed and signed Exercise Notice which shall set out such face value of the Warrants (in US$) in respect of which such Exercising Warrant Holder wishes to exercise its Subscription Right in accordance with the physical settlement mechanism as set out in Clause 4.4 (Settlement) (the “Physical Settlement Face Value”);

(b)                   make a wire transfer to the Company Bank Account of immediately available funds equal to the aggregate Exercise Price for such Warrant Shares; and

(c)                    lodge its Warrant Certificate(s) in respect of its Warrants to be exercised with the Specified Office.

4.3.2                          Unless otherwise provided in this Instrument, an Exercise Notice is irrevocable once issued.

4.4                         Settlement

4.4.1                          Subject always to Clause 6 (Other Adjustments), in the event any Exercising Warrant Holder exercises its Subscription Right pursuant to Clause 4.3.1, and provided that the Company shall not be required to take any action or do anything which violates or contravenes any Applicable Law, as soon as commercially reasonable and practicable the Company shall:

(a)                   issue and allot to such Exercising Warrant Holder such number of new Shares (such new Shares being the “Warrant Shares”) (disregarding any fraction of a Share resulting from such exercise and rounded up to the nearest whole number of Shares) as determined in accordance with the following formulae:

(A / B) x C, where:

A           = the Physical Settlement Face Value;

B           = US$1,200,000,000; and

C           = the aggregate number of Shares in the Fully Diluted Share Capital as at the Exercise Date; and

(b)                   deliver to such Exercising Warrant Holder the following documents:

(i)                       original share certificate(s), which shall be in such denomination(s) of such Warrant Shares as may be reasonably requested by such Exercising Warrant Holder and shall be in the name(s) of such Exercising Warrant Holder;

(ii)                    a certified copy of the board minutes of the Company approving the issue and allotment of such Warrant Shares in favour of such Exercising Warrant Holder;

(iii)                 a certified copy of the register of members of the Company evidencing that such Exercising Warrant Holder as the registered owner of such Warrant Shares; and

(iv)                in respect of the Warrants that such Exercising Warrant Holder has not exercised under the Warrant Certificate surrendered by such Exercising Warrant Holder under Clause 4.3.1(c), a Warrant Certificate representing such Warrants.

4.4.2                          The Company shall take all necessary actions to issue and allot the relevant Warrant Shares to such Exercising Warrant Holder and will cause the Company’s register of members to reflect the issuance through book-entry or otherwise of the Warrant Shares in the name of the Exercising Warrant Holder as the registered owner of such Warrant Shares).

4.4.3                          In the case of a partial exercise by a Warrant Holder of its Subscription Rights as indicated in Clause 4.1.2 (such that certain portion of the face value of the Warrants is not subject to such partial exercise of its Subscription Rights), such Exercising Warrant Holder shall be entitled to exercise its right under Clause 4.1 in respect of the remaining face value of the Warrants held by such Exercising Warrant Holder after such exercise.

4.4.4                          For the avoidance of doubt, the Company shall not be obligated to make any cash or other payment to any Exercising Warrant Holder in the event of a Settlement.

4.5                         General

The Company will bear all costs, expenses and Taxes, including all capital duty, stamp, issue, registration, securities transaction or other similar Taxes, duties, levies and fees (if any), arising in connection with or as a result of the exercise of the Subscription Rights, the allotment and/or issue (as applicable) of the Warrants Shares pursuant to settlement in accordance with this Clause 4, and the delivery of share certificate(s) therefor, in each case as applicable.

5.                                IPO

5.1                         Notices of IPO

The Company shall promptly notify each Warrant Holder in writing upon the filing or submission of a public registration statement under the US Securities Act of 1933, as amended (the “Securities Act”) to the Stock Exchange for an IPO (an “IPO Notice”).

5.2                         Stock Exchange’s objections

5.2.1                          In the event that the Stock Exchange raises objections to the Company’s application for a IPO in respect of the Warrants, the Company shall carry out such IPO and make the necessary modification to this Instrument (including adjusting or amending the provisions in this Instrument to the extent necessary to comply with the Listing Rules and requests of the Stock Exchange) which will result in the Stock Exchange removing its objections and execute such documentation and take such steps as may be reasonably necessary for the implementation of any such solution.

5.2.2                          In the event that the Company decides to apply for an IPO in a jurisdiction other than the state of New York, the Company shall carry out such IPO a view to making the necessary modifications to this Instrument, which will enable the rights under the Warrants to be exercised by the Warrant Holders and the Company to obtain approval for the listing of, and permission to deal in, the Warrant Shares.

6.                                OTHER ADJUSTMENTS

6.1                         Recapitalisation, reclassification or substitution

If at any time and from time to time after the date of this Instrument, the Shares issuable upon exercise of the Subscription Right are changed into the same or a different number of shares of any class or classes of shares of the Company, whether by recapitalisation, reclassification, substitution or otherwise, in any such event, the Company shall ensure that each Warrant Holder shall have the right to exercise its Subscription Rights to purchase the same (or as equivalent as practicable) kind and amount of shares or other securities and property receivable upon such recapitalisation, reclassification, substitution or other change which that Warrant Holder could have received had it exercised its Subscription Rights immediately prior to the effective date of such recapitalisation, reclassification, substitution or change, and its other rights under this Instrument shall be adjusted and construed accordingly.

6.2                         Merger, consolidation, reorganisation or sale of assets

If at any time and from time to time after the date of this Instrument, there is (i) any merger, consolidation or reorganisation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation but including without limitation any reorganisation for the purposes of effecting an IPO in which the Shares of the Company are exchanged for shares in another corporation); or (ii) any sale or transfer of all or substantially all of the assets of the Company, then in each such case, as a part of such merger, consolidation, reorganisation or sale or transfer of assets, the Company shall to the extent permitted by Applicable Law procure that each Warrant Holder shall have the right to exercise its Subscription Rights to receive the same (or as equivalent as practicable) class and number of shares or other securities or property to which a holder of such number of Warrant Shares issuable upon exercise of the Subscription Rights would have been entitled to receive on such merger, consolidation or sale or transfer of assets had it exercised its Subscription Rights immediately prior to the effective date of such merger, consolidation, reorganisation or sale or transfer of assets, and its other rights under this Instrument shall be adjusted and construed accordingly.

7.                                WARRANTIES

7.1                         The Company represents and warrants to the Warrant Holders that:

7.1.1                          it is a company duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation;

7.1.2                          it has all requisite power, right and authority to execute, deliver, exercise its rights and perform its obligations under, this Instrument and to consummate the transactions contemplated hereby;

7.1.3                          its obligations under this Instrument constitute its valid, legal and binding obligations and are enforceable in accordance with its terms;

7.1.4                          the issue of the Warrant Shares to the Warrant Holders pursuant to the terms of this Instrument will vest in the Warrant Holders legal and valid title to the Warrant Shares free from any Encumbrances; and

7.1.5                          the Warrant Shares, when issued pursuant to the terms of this Instrument, will rank pari passu in all respects with the ordinary shares of the

Company or, if there are two or more classes of shares, shares of such class without or with less preferential claim or preferential distribution right (or of such class as shall be designated by the Warrant Issuer based on these principles).

7.2                         Upon the exercise of the Subscription Right by a Warrant Holder and immediately before the issue and allotment of the Warrants Shares pursuant to such exercise, the Company is deemed to warrant to that Warrant Holder that each of the warranties in Clause 7.1 is in all material respects true, accurate and not misleading by reference to the facts and circumstances then subsisting.

7.3                         By accepting the Warrants, each Warrant Holder, in respect of itself, represents and warrants to the Company as follows:

7.3.1                          the Warrant Holder is either (i) a Person outside the United States purchasing the Warrants in an offshore transaction in accordance with Regulation S under the Securities Act; (ii) a qualified institutional buyer within the meaning of Rule 144A under Securities Act; or (iii) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act; and

7.3.2                          the Warrant Holder understands and acknowledges that the offer, issue and sale of the Warrants and Warrant Shares have not been registered under the Securities Act or under any other securities laws.

7.4                         Each Warrant Holder acknowledges, is aware of, and agrees to comply with, the restrictions on transferability of the Warrants and the Warrant Shares set out in this Instrument, including the restriction that the Warrants and the Warrant Shares may not be sold, transferred or otherwise disposed of until (i) a registration statement under the Securities Act with respect thereto shall have become effective or an exemption from such registration requirements is available; and/or (ii) all applicable securities laws of other jurisdictions shall have been complied with.

8.                                UNDERTAKINGS

8.1                         The Company undertakes to the Warrant Holders that (except with the prior sanction of the Majority Warrant Holders’ Consent):

8.1.1                          it shall at all times keep available for issue out of its authorised but unissued share capital a sufficient number of Shares free from any Encumbrance (other than those Encumbrances created pursuant to this

Instrument) in order to satisfy the exercise in full of the Subscription Right of all outstanding Warrants by all Warrant Holders pursuant to the terms of this Instrument;

8.1.2                          it will not do anything or take any action which would result in Warrant Shares being issued to the Warrant Holder at a discount to their nominal value; and

8.1.3                          it will use all commercial reasonable and practicable efforts to do all such things and execute all such documents necessary in order to give effect to the Subscription Right and such other rights hereunder conferred on the Warrant Holders in accordance with the terms of this Instrument.

9.                                US REGISTRATION RIGHTS

The Company agrees and acknowledges that the Warrant Holder shall be entitled to customary United States ‘piggyback’ securities registration rights to be mutually agreed between the Company and the Warrant Holder from time to time.

10.                         TERMINATION

10.1                  Termination

Subject to and without prejudice to the rights of the Warrant Holder under Clause 11 (Redemption upon Lapse Date):

10.1.1                   if, upon the Termination Date, a Warrant Holder has not exercised any of its Subscription Right in full in accordance with Clause 4 (Subscription Right and Mechanics of Exercise), that Warrant Holder’s Subscription Right shall lapse and shall not be capable of being exercised after the Termination Date; and

10.1.2                   this Instrument shall terminate upon the earlier of: (a) when all the rights of the Warrant Holders under this Instrument have lapsed or have been exercised in accordance with its terms; and (b) when all Warrant Holders and the Company agree in writing that this Instrument shall terminate and cease to have any effect.

11.                         REDEMPTION UPON LAPSE DATE

11.1                  In the event that the closing of an IPO does not occur on or prior to the Lapse Date, the entire outstanding face value of the Warrants shall be redeemed by the

Company, and in consideration the Company shall pay to each Warrant Holder a Redemption Amount, in accordance with this Clause 11.

11.2                  The Redemption Amount shall be (A / B) x C, where:

A = the aggregate outstanding face value of the Warrants (in US$) held by such Warrant Holder, if any, immediately prior to the Lapse Date;

B = US$10,000,000 (being the initial aggregate face value of all Warrants issued on the date of this Agreement); and

C = US$3,680,000.

11.3                  Each Warrant Holder shall deposit during normal business hours within three Business Days after the Lapse Date at the Specified Office:

11.3.1                   the relevant Warrant Certificate(s) in respect of all of its unexercised Warrants, if any;

11.3.2                   the share certificate(s) in respect of the Surrendered Shares;

11.3.3                   a copy of a notice of surrender in respect thereof (the “Surrender Notice”) in the form set out in Schedule 4 (Surrender Notice) duly completed and signed by or on behalf of the Warrant Holder; and

11.3.4                   a share transfer form in respect of the Surrendered Shares in the form satisfactory to the Company duly completed and signed by or on behalf of the Warrant Holder.

The day on which each of the items set out in Clauses 11.3.1 to 11.3.4 (inclusive and as applicable) are deposited by a Warrant Holder is referred to as the “Surrender Date” applicable to the relevant Warrant Holder.

11.4                  The Company shall, within ten (10) Business Days from the Surrender Date, pay the relevant Warrant Holder in US$ by transfer of funds for same day value an amount equal to such Warrant Holder’s Redemption Amount, to the bank account of the relevant Warrant Holder specified in the Surrender Notice of the relevant Warrant Holder.

12.                         REPLACEMENT OF WARRANT CERTIFICATES

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed it will be replaced by the Company (or via the Agent), at the cost of the relevant Warrant Holder, on such terms as to evidence and indemnification as the Company may reasonably require.  Mutilated or defaced Warrant Certificates in respect of which replacements are being sought must be surrendered before replacements will be issued.

13.                         TRANSFER OF WARRANTS AND LEGENDS

13.1                  Transfer of Warrants

Subject to compliance with the Applicable Laws, without the consent of the Company, the Warrants and all rights thereunder are only transferable by a Warrant Holder to its Affiliate Controlled by it, provided that, if such Affiliate ceases to be Controlled by such Warrant Holder, the Warrants and the Warrant Shares (if any) issued and allotted pursuant to the exercise of such Warrants shall be transferred back to the relevant Warrant Holder, in each case, in accordance with the provisions of paragraph 2 of Schedule 3 (Register, Transfers and Notices) without charge to the relevant Warrant Holder (except for transfer taxes, if applicable).

13.2                  Legend

Each Warrant Certificate issued hereunder shall bear a legend in substantially the following form:

“THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE WARRANT SHARES ACQUIRABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SUCH ACT AND ANY OTHER APPLICABLE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND SUCH OTHER SECURITIES LAWS IS AVAILABLE.”

When the Warrants (a) shall have been effectively registered under the Securities Act and applicable securities laws, or (b) are no longer subject to any restrictions upon transfer under the Securities Act, the Company shall, upon the written request of the relevant Warrant Holder, cause the removal of any restrictive legends on the Warrant Certificates, and instruct the Company’s transfer agent to remove any restrictive legends on those certificates or issue to such Warrant Holder in exchange for such Warrant Holder’s existing certificate a new certificate evidencing such Warrant without any legend, in each case at the Company’s cost.

13.3                  No assignment by Company

The Company shall not assign or transfer any or all of its rights or obligations under this Instrument.

14.                         TAX GROSS UP

14.1                  Deduction or withholding

If a deduction or withholding for or on account of Tax from a payment under this Instrument is required by law to be made by the Company or a Warrant Holder, the amount of the payment due from a Warrant Holder upon payment of Exercise Price shall be increased to an amount which (after making such Tax deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax deduction or withholding had been required.

14.2                  Receipt

Within 15 Business Days of making a deduction or withholding as described in Clause 14.1 (Deduction or withholding), the Company or the relevant Warrant Holder (as the case may be) shall deliver to the other party an original receipt (or a certified copy thereof) that such deduction or withholding has been made or (as applicable) any appropriate payment has been paid to the relevant Tax authority.

14.3                  Taxes

Each Warrant Holder shall pay all stamp, issue, registration or other similar taxes and duties (if any) arising on the issue and allotment of the Warrant Shares upon the exercise by such Warrant Holder of the Subscription Right or the transfer of the Warrants.

15.                         NOTICES

Any notice to be given for the purposes of this Instrument shall be given in accordance with the provisions of paragraph 3 of Schedule 3 (Register, Transfers and Notices).

16.                         MISCELLANEOUS

16.1                  Modification by Majority Warrant Holders’ Consent

Subject to Clause 16.2 (Manifest error and modification for IPO), any of the terms, conditions, rights and obligations for the time being attached to the Warrants may only (whether or not the Company is being wound up) be altered or abrogated with the sanction of the Majority Warrant Holders’ Consent, and shall be effected by an instrument by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

16.2                  Manifest error and modification for IPO

Modifications to the Instrument which are of a formal, minor or technical nature (and in each case not affecting adversely the rights of the Warrant Holders), or made to correct a manifest error or made pursuant to Clause 5.2 (Stock

Exchange’s objections) , may be effected by an instrument by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

16.3                  Endorsement

A memorandum of every such supplemental deed as is referred to in Clause 16.1 (Modification by Majority Warrant Holders’ Consent) and Clause 16.2 (Manifest error and modification for IPO) shall be endorsed on the Warrant Certificates and notice of such alteration, abrogation or modification shall be given to the Warrant Holders within 5 Business Days of it occurring.

16.4                  Partial invalidity

The invalidity, illegality or unenforceability of a provision of this Instrument shall not affect or impair the validity of the remainder of this Instrument.

16.5                  No set-off

All payments to be made by a Warrant Holder under this Instrument shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

16.6                  Votes

A Warrant Holder needs not use all its votes or cast all of its votes in the same way.  If a Warrant Holder elects to exercise its votes or rights in different manners, it shall be treated for such purpose as if it were more than one Warrant Holder each holding a portion of its Warrant Shares as may be specified by such first-mentioned Warrant Holder at the time of the exercise of its votes or rights.

17.                         GOVERNING LAW AND JURISDICTION

17.1                  Governing law

This Instrument and the Warrants are governed by and shall be construed in accordance with the laws of Hong Kong.

17.2                  Jurisdiction

17.2.1                   Subject to Clause 17.2.2, the courts of Hong Kong shall have exclusive jurisdiction to settle any dispute arising from or connected with this Instrument or the Warrants including, without limitation, a dispute regarding the existence, validity or termination of this Instrument or the consequences of its nullity (a “Dispute”).

17.2.2                   The parties agree that the courts of Hong Kong are the most appropriate and convenient forum to settle any Dispute and, accordingly, that they will not argue to the contrary. No Warrant Holder shall take proceedings relating to a Dispute in any other courts with jurisdiction.

17.3                  Service of proceedings

The Company agrees that the documents which start any proceedings relating to a Dispute (“Proceedings”) and any other documents required to be served in relation to those Proceedings on the Company may be served to the Company at 23/F — 25/F, Nexxus Building, 41 Connaught Road Central, Central, Hong Kong in accordance with Clause 15 (Notices) and the Company irrevocably appoints such Person as its agent to accept service of Proceedings.  These documents may, however, be served in any other manner allowed by law.  This Clause 17.3 (Service of proceedings) applies to all Proceedings wherever started.

SCHEDULE 1
WARRANTS

Warrant Holder	Initial face value of Warrants (in US$) held by such Warrant Holder as of the date of this Agreement

Value Partners Group Limited 43rd Floor, The Center, 99 Queen’s Road Central, Hong Kong	US$10,000,000

Total: US$10,000,000

SCHEDULE 2
FORM OF WARRANT CERTIFICATE

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT INSTRUMENT DATED [•] (THE “WARRANT INSTRUMENT”) EXECUTED AS A DEED POLL BY, INTER ALIA, AMTD INTERNATIONAL INC., AS THE WARRANT INSTRUMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME.  THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE WARRANT SHARES ACQUIRABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR ANY OTHER APPLICABLE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR SUCH OTHER SECURITIES LAWS IS AVAILABLE.

AMTD INTERNATIONAL INC.

(Incorporated in Cayman Islands)

WARRANT CERTIFICATE

Certificate No: [ ]	Date of Issue: [ ]

THIS IS TO CERTIFY that the Warrant Holder named below is the registered holder of the Warrants which entitle the holder to subscribe for such number of Warrant Shares representing the face value stated below on the terms set out in the Warrant Instrument.

This Certificate is issued pursuant to the Warrant Instrument.  Defined terms used herein, unless otherwise defined herein, shall have the same meaning as those in the Warrant Instrument.

Name of Warrant Holder:	[•]

Address of Warrant Holder:	[•]

Face value of Warrants (US$):	[•]

EXECUTED AS A DEED by

AMTD INTERNATIONAL INC.:

Director	Director/Secretary

THE WARRANTS ARE TRANSFERABLE PRIOR TO EXERCISE IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT INSTRUMENT.  A COPY OF THE WARRANT INSTRUMENT MAY BE OBTAINED ON REQUEST FROM THE AGENT.  THE EXERCISE NOTICE AND FORM OF TRANSFER IN THE FIRST AND SECOND SCHEDULES TO THIS CERTIFICATE FORM PART OF THIS CERTIFICATE.

FIRST SCHEDULE TO WARRANT CERTIFICATE

EXERCISE NOTICE

To:                             The Directors
AMTD INTERNATIONAL INC. (the “Company”)

[Address]

Date:

Defined terms used herein, unless otherwise defined herein, shall have the same meaning as those in the Warrant Instrument dated [•] executed, inter alia, by the Company.

We are a Warrant Holder holding an aggregate face value of Warrants of US$[•], represented by Warrant Certificate No. [•] and [•].

We hereby exercise the Subscription Right in respect of [all][part] of the face value of the Warrants represented by this Warrant Certificate.  This Exercise Notice is irrevocable once issued.

************************************

[Settlement (pursuant to Clause 4.4 of the Warrants Instrument)

We elect for Physical Settlement in respect of the Physical Settlement Face Value stated below and to the following proposed transferees:

Physical Settlement Face Value		Name of proposed allottee of Warrant Shares	Address of proposed allottee of Warrant Shares
US$	[•]	[•]	[•]
US$	[•]	[•]	[•]

Share certificate(s) for the aforesaid Warrant Shares should be sent by registered post to the address(es) set out above, marked for the attention of [insert name].]2

************************************

2  Subject to finalisation of the US registration rights provision.

Signed by	)
for an on behalf of	)
[Name of Warrant Holder]	)

SECOND SCHEDULE TO WARRANT CERTIFICATE

FORM OF TRANSFER NOTICE

To:                             The Directors
[AMTD INTERNATIONAL INC.] (the “Company”)

[Address]

Date:

Defined terms used herein, unless otherwise defined herein, shall have the same meaning as those in the warrant instrument dated [•] executed, inter alia, by the Company (the “Warrant Instrument”).

We hereby give notice that we are transferring Warrants with an aggregate face value of US$[•] issued pursuant to the Warrant Instrument and represented by Warrant Certificates No. [•] and [•] to [Name of transferee] of [address] (the “Transferee”).  A duly signed instrument of transfer is attached to this notice.

We enclose our Warrant Certificate for cancellation by you.  Please would you issue a new Warrant Certificate to the Transferee in respect of the Warrants so transferred [and a new Warrant Certificate to us in respect of the balance of the Warrants retained by us].

SIGNED for and on behalf of	)
[Name of Warrant Holder]	)
by	)

SCHEDULE 3
REGISTER, TRANSFERS AND NOTICES

1.                                REGISTER

1.1                         The Company shall, or appoint the Agent to, keep the Register on behalf of the Company and shall ensure that the Agent comply with, and carry out its duties according to, the provisions set out in this Schedule 3 (Register, Transfers and Notices).

1.2                         The Agent shall promptly enter in the Register:

1.2.1                          the name and address of each Warrant Holder for the time being;

1.2.2                          the Warrants held by each Warrant Holder and the relevant face value of Warrants;

1.2.3                          the date on which the name of each Warrant Holder is entered in the Register in respect of the Warrants registered in its name;

1.2.4                          the date on which all or any part of the Subscription Right in respect of the Warrants held by each Warrant Holder are exercised, or all or any part of the Warrants are transferred or cancelled; and

1.2.5                          annotation in respect of any Encumbrance created over any of the Warrants and the Person in whose favour the Encumbrance is created as notified by the relevant Warrant Holder.

1.3                         Any change in the name or address of any Warrant Holder shall be notified to the Agent at the Specified Office by the Warrant Holder as soon as reasonably practicable following such change, following which the Agent shall update the Register accordingly.  Each Warrant Holder or any Person authorised by a Warrant Holder shall be entitled at all reasonable times during office hours upon 5 Business Days’ notice to inspect the Register and to take copies of or extracts from it.  A Warrant Holder shall be entitled to receive a certified true copy of the Register certified by an officer of the Company within 5 Business Days upon a written request of a Warrant Holder.

1.4                         The Company shall be entitled to treat the Person whose name is shown in the Register as a Warrant Holder as the absolute owner of a Warrant and, accordingly, shall not be bound (except as ordered by a court of competent jurisdiction or as required by law) to recognise any equitable or other claim to, or interest in, such Warrant (save for any interest or claim in respect of any Encumbrance of which the Register contains an annotation as described in paragraph 1.2.5 of this Schedule) on the part of any other Person whether or not it has express or other notice of such claim or interest.

1.5                         Every Warrant Holder shall be recognised by the Company as entitled to its Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of such Warrants.

2.                                TRANSFERS

2.1                         All transfers of Warrants are subject to Clause 13 of the Warrant Instrument.

2.2                         Every transfer of Warrants shall be made by an instrument of transfer and by giving notice to the Company in the form set out in the second schedule to the Warrant Certificate or in any other form which may be approved from time to time by the Company.

2.3                         The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor but need not be signed by or on behalf of the transferee.  The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect of the Warrant.

2.4                         The Company may decline to recognise any transfer of a Warrant unless the relevant instrument of transfer is delivered to the Company accompanied by the Warrant Certificate to which it relates (or an indemnity in respect thereof) and such other evidence as the Company may reasonably require to show the right of the transferor to make the transfer.  The Company may waive production of any Warrant Certificate upon production of satisfactory evidence of the loss or destruction of such instrument together with such indemnity as it may reasonably require.  Subject to the foregoing provisions of this paragraph and paragraph 2.4 below, the Company may not decline to recognise any instrument of transfer and must register the transfer of the Warrant(s) in accordance with this Schedule 3 (Register, Transfers and Notices).

2.5                         The Company shall not register any transfer of a Warrant in respect of which an annotation has been entered in the Register showing that an Encumbrance has been created in respect of such Warrant, except where such transfer is in favour of the beneficiary of such Encumbrance as shown in such annotation or to such other Person as shall be directed or approved in writing by such beneficiary.

2.6                         Any transfer of a Warrant which complies with this paragraph 2 shall be recorded in the Register within 5 Business Days following receipt by the Company of the relevant instrument of transfer.

2.7                         The Company shall not be entitled to charge any fee for the registration of a transfer of a Warrant or for registering an annotation of Encumbrance in respect of any Warrant.

2.8                         The registration of a transfer shall be conclusive evidence of the approval by the board of the directors of the Company of the transfer.

3.                                NOTICES

3.1                         Each Warrant Holder shall register with the Agent an address (“Notice Address”) and facsimile number to which notices can be sent and if any Warrant Holder fails so to do, notice may be given to the Warrant Holder by sending the same by any of the methods referred to in paragraph 3.2 of this Schedule to its registered address.

3.2                         Notices and other communications to Warrant Holders, the Company and/or the Agent shall be in writing and shall be delivered either personally, sent by courier or by facsimile.

3.3                         A notice or other communication given pursuant to the provisions of paragraph 3.2 of this Schedule shall be deemed to have been served:

3.3.1                          at the time of delivery (or where such time is outside the normal business hours of the recipient, on the opening of the next following Business Day), if delivered personally;

3.3.2                          2 Business Days after posting it if sent by courier;

in each case:

(a)                   to the Warrant Holder, at its Notice Address (if there is none, its registered address); or

(b)                   to the Company and/or the Agent at the Specified Office; or

3.3.3                          when the sender’s facsimile machine receives a confirmation of transmission report (or where such time is outside the normal business hours of the recipient, on the opening of the next following Business Day) if delivered by facsimile.

3.4                         Any Person who, whether by operation of law, transfer or other means whatsoever, becomes entitled to any Warrant shall be bound by every notice properly given to the Person from whom it derives its title to such Warrant.

3.5                         When a given number of days notice is required to be given, the day of service shall be included but the day upon which such notice will expire shall not be included in calculating the number of days.

SCHEDULE 4
SURRENDER NOTICE

To:                             The Directors

[AMTD International Inc.]

[Address]

Date:

Defined terms used therein, unless otherwise defined herein, shall have the same meaning as those in the Warrant Instrument dated [•].

Pursuant to and in accordance with Clause 11.3 of the Instrument, please find enclosed the Warrant Certificate(s) in respect of such Warrants as specified below, for deposit at the Specified Office on the date of this notice, subject to and in accordance with the Instrument.

Face value of Warrants and certificate numbers of Warrants and certificate numbers of Surrendered Shares to which this notice applies:

Face value of Warrants: US$[•]

Certificate number(s) of Warrants:

Certificate number(s) of Warrant Shares:

Redemption Amount:

Pursuant to and in accordance with Clause 11.4, we direct the Company to pay the Redemption Amount, the amount of which is stated below, within five Business Days from the date of this notice to our bank account details of which are set out below:

Amount of Redemption Amount: [US$]__________________________________

Account no: ____________________________________________________________

Account name: __________________________________________________________

Bank: _______________________________________________________________________________

Branch: ________________________________________________________________

Sort Code: _____________________________________________________________

Signed by	)
For and on behalf of	)
[Name of Warrant Holder]	)

IN WITNESS WHEREOF this Instrument has been executed by the Company as a deed poll and is intended to be and is hereby delivered on the date first above written.

EXECUTED AS A DEED by	)
AMTD INTERNATIONAL INC.	)
)
)
)
)
)

/s/ Marcellus Wong	/s/ Issac See

Director	Secretary

EXERCISE NOTICE

To:                             The Directors
AMTD INTERNATIONAL INC. (the “Company”)

Cricket Square, Hutchins Drive

P.O. Box 2681, Grand Cayman

KY1-1111, Cayman Islands

10 April 2019

Defined terms used herein, unless otherwise defined herein, shall have the same meaning as those in the Warrant Instrument dated 8 March 2019 executed, inter alia, by the Company.

We are a Warrant Holder holding an aggregate face value of Warrants of US$10,000,000.

We hereby exercise the Subscription Right in respect of all of the face value of the Warrants represented by this Warrant Certificate.  This Exercise Notice is irrevocable once issued.

Settlement (pursuant to Clause 4.4 of the Warrants Instrument)

We elect for Physical Settlement in respect of the Physical Settlement Face Value stated below and to the following proposed transferees:

Physical Settlement Face Value	Name of proposed allottee of Warrant Shares	Address of proposed allottee of Warrant Shares
US$10,000,000	Value Partners Greater China High Yield Income Fund	43rd Floor, The Center, 99 Queen’s Road Central, Hong Kong

Share certificate(s) for the aforesaid Warrant Shares should be sent by registered post to the address(es) set out above, marked for the attention of Mr. Gordon Ip.

Signed by	)	/s/ Gary Kang Wai Lam

for an on behalf of	)

Value Partners Greater China	)	/s/ Chit Sze (Jessica) Ng

High Yield Income Fund	)